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                                                  Exhibit F


      25 Research Drive, Westborough, Massachusetts 01582
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                                   January 22, 1999



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

     RE:  File No. 70-9417

Dear Commissioners:

     New England Electric System (NEES) has filed a statement on Form U-1 with your Commission dated November 4, 1998, an Amendment No. 1 thereto dated December 23, 1998, and Amendment No. 2 thereto dated January 22, 1999, requesting authorization for the organization of and investment by NEES in one or more new subsidiaries (the Property Company) to acquire office space currently occupied or to be occupied in the future by NEES subsidiaries. The initial acquisitions by the Property Company will be office complexes currently under long-term leases with John Hancock Life Insurance Company, all as more fully set forth in the Application/Declaration as amended.

     Based upon the foregoing and subject to appropriate action by the Securities and Exchange Commission under the Act, it is my opinion that, in the event the proposed transactions are consummated in accordance with the
Statement:

     (a) All state laws applicable to the proposed transaction will have been complied with;

     (b)  The Property Company will be validly organized and duly existing;

     (c) The ownership interest in the Property Company acquired by NEES will be validly issued, fully paid, and nonassessable, and NEES will be entitled to the rights and privileges appertaining thereto set forth in the documents defining such rights and privileges;

     (d)  NEES will legally acquire the interest in the Property Company;

     (e) The Property Company will legally acquire the Service Building and the Headquarters Complex from John Hancock Mutual Life Insurance Company;

     (f) The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by NEES, the Property Company, or any associate company thereof.

     I hereby consent to the use of this opinion in connection with the statement on Form U-1, as amended, filed with the Securities and Exchange Commission with reference to the proposed transactions.

                                   Very truly yours,


                                   s/Robert King Wulff

                                   Robert King Wulff
                                   Corporation Counsel